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                                   EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File No.'s 33-3490, 33-19326, 33-0840, 33-64721 and
33-64723.

                               /s/ Arthur Andersen LLP

                               Arthur Andersen LLP

Cincinnati, Ohio
September 4, 1996

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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statement on Form S-8 (No. 33-3490, No. 33-19326 and No. 33-0840) of LSI Industries Inc. of our report dated August 18, 1995, which appears on page S-5 of this Form 10-K.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Cincinnati, Ohio
August 30, 1996